NL Industries, Inc.                     Contact:   Gregory M. Swalwell
Three Lincoln Centre                               Vice President, Finance
5430 LBJ Freeway, Suite 1700                         and Chief Financial Officer
Dallas, TX  75240-2697                             (972) 233-1700
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News Release
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[LOGO GOES HERE]

FOR IMMEDIATE RELEASE

                        NL REPORTS SECOND QUARTER RESULTS

DALLAS, TEXAS - August 4, 2006 - NL Industries, Inc. (NYSE:NL) today reported income from continuing operations of $3.1 million, or $.06 per diluted share, in the second quarter of 2006 compared to income of $9.9 million, or $.20 per diluted share, in the second quarter of 2005. For the first six months of 2006, NL reported income from continuing operations of $9.5 million, or $.19 per diluted share, compared to income of $24.7 million, or $.50 per diluted share, in the first six months of 2005.

Component products sales increased in the second quarter and first six months of 2006 as compared to the same periods of 2005 due mainly to the net effects of sales volumes generated from the August 2005 and April 2006 acquisitions of two marine component businesses, a general increase in sales volume to new and existing security products customers offset by lower sales volumes for certain furniture component products resulting from increased Asian competition, and an unfavorable Canadian dollar exchange rate which has caused operational difficulties for many of CompX's Canadian customers. In addition, component products sales were favorably impacted by relative changes in foreign currency exchange rates, which increased sales by approximately $.5 million in the quarter and $.7 million in the first six months of the year compared to the same periods in 2005. Component products operating income comparisons were favorably impacted by an improved product mix due to a decline in lower-margin furniture component sales and an increase in sales of higher-margin security and marine component products, as well as the favorable impact of a continuous focus on reducing costs across all product lines. In addition, component products operating income comparisons were negatively impacted by relative changes in foreign currency exchange rates, which decreased operating income by approximately $.7 million in the quarter and $1.0 million in the year-to-date period.

Kronos' sales increased $33.4 million in the second quarter of 2006 compared to the second quarter of 2005, and increased $45.9 million in the first six months of 2006 compared to the same period in 2005. Net sales increased in the second quarter of 2006 primarily due to higher TiO2 sales volumes, partially offset by lower average TiO2 selling prices, and to the unfavorable effect of fluctuations in foreign currency exchange rates, which decreased sales by approximately $4 million. For the year-to-date period, net sales increased due to higher TiO2 sales volumes, as well as higher average TiO2 selling prices, both of which were partially offset by the unfavorable effect of fluctuations in foreign currency exchange rates, which decreased sales by approximately $19 million. The table at the end of this release shows how each of these items impacted the overall increase in TiO2 sales.

Kronos' increase in TiO2 sales volumes in 2006 was due primarily to higher sales volumes in the country-regionUnited States, Europe and in export markets, which were somewhat offset by lower sales volumes in placecountry-regionCanada. Operating income comparisons were favorably impacted by higher TiO2 production volumes, which were 2% higher in the second quarter of 2006 as compared to the second quarter of 2005, and 3% higher in the year-to-date period. Kronos' TiO2 production facilities were operating at near-full capacity for both 2005 and 2006. Both TiO2 sales and production volumes set records for Kronos in the first six months of 2006. Kronos' operating income comparison was negatively impacted by higher manufacturing costs, particularly raw material and energy, and by fluctuations in foreign currency exchange rates, which decreased operating income by approximately $11 million for the quarter and $16 million for the year-to-date period.

Kronos recognized a $22.3 million pre-tax charge in the second quarter of 2006 related to the early redemption of their 8.875% Senior Secured Notes (NL's equity interest was $5.2 million, or $.11 per diluted share, net of tax benefit). In April 2006 Kronos' wholly-owned subsidiary, Kronos International, Inc. ("KII") issued an aggregate principal amount of euro 400 million new 6.5% Senior Secured Notes due April 2013. KII used the proceeds from the issuance of the 6.5% Senior Secured Notes to redeem all of its 8.875% Senior Secured Notes in May 2006 at 104.437% of the aggregate principal amount of euro 375 million. Kronos also recognized an aggregate $12.5 million income tax benefit in 2006 (NL's equity interest was $2.9 million after tax, or $.06 per diluted share) related to Kronos' aggregate income tax benefit associated with the withdrawal of certain income tax assessments previously made by the Belgian and Norwegian tax authorities, favorable developments with respect to certain income tax issues in Belgium and Germany and the enactment of a reduction in the Canadian federal income tax rate.

Securities transactions gains in 2005 relate to a $14.7 million gain ($8.0 million, or $.17 per diluted share, net of income taxes) related to the Company's sale of shares of Kronos common stock in market transactions. Insurance recoveries in the first six months of 2006 of $2.8 million ($1.8 million or $.04 per diluted share, net of tax) and $.6 million ($.4 million or $.01 per diluted share, net of tax) in the second quarter of 2006 represent NL's recovery from certain former insurance carriers in settlement of claims related to certain environmental, indemnity and past litigation defense costs. NL had insurance recoveries in the second quarter and first six months of 2005 of $1.2 million ($.8 million or $.02 per diluted share, net of tax).

Corporate expenses were higher in the second quarter of 2006 as compared to the second quarter of 2005 due to higher environmental and legal expenses. Year to date corporate expenses were slightly higher than in 2005 due to higher legal expenses, partially offset by lower environmental expenses.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially include, but are not limited to:

o    Future supply and demand for the Company's products,
o The extent of the dependence of the Company's businesses on certain market sectors,
o    The cyclicality of certain of the Company's businesses,
o The impact of certain long-term contracts on certain of the Company's businesses,
o    Customer inventory levels,
o    Changes in raw material and other operating costs,
o    The possibility of labor disruptions,
o    General global economic and political conditions,
o    Competitive products and substitute products,
o Possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts,
o    Customer and competitor strategies,
o    The impact of pricing and production decisions,
o    Competitive technology positions,
o    The introduction of trade barriers,
o    Fluctuations in currency exchange rates,
o    Operating interruptions,
o    The timing and amount of insurance recoveries,
o    The ability of the Company to renew or refinance credit facilities,
o The extent to which the Company's subsidiaries were to become unable to pay dividends to the Company,
o    Uncertainties associated with new product development,
o The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters,
o The ultimate ability to utilize income tax attributes, the benefit of which has been recognized under the "more-likely-than-not" recognition criteria,
o    Environmental matters,
o    Government laws and regulations and possible changes therein,
o    The ultimate resolution of pending litigation, and
o    Possible future litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those currently forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company's results of operations as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

o The Company discloses segment profit, which is used by the Company's management to assess the performance of its component products operations. The Company believes disclosure of segment profit provides useful information to investors because it allows investors to analyze the performance of the Company's operations in the same way that the Company's management assesses performance. The Company defines segment profit as income before income taxes, interest expense and certain general corporate items. Corporate items excluded from the determination of segment profit include corporate expense and interest income not attributable to the Company's operations.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), chemicals (titanium dioxide pigments) and other businesses.

                               NL INDUSTRIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In millions, except earnings per share)
                                   (Unaudited)


                                                                  Three months ended          Six months ended
                                                                       June 30,                   June 30,
                                                               -----------------------------------------------------
                                                                   2005         2006         2005          2006
                                                                ----------  -----------  ------------  -------------

Net sales                                                       $     45.7  $     50.1    $     92.6   $     97.2
Cost of sales                                                         35.2        37.8          71.8         73.2
                                                                ----------  ----------    ----------   ----------

   Gross margin                                                       10.5        12.3          20.8         24.0

Selling, general and administrative expense                            5.8         6.5          11.9         13.2
Other operating income (expense):
   General corporate expenses, net                                    (4.2)       (6.4)        (10.1)       (10.5)
   Insurance recoveries                                                1.2          .6           1.2          2.8
   Other, net                                                           -            -            .2          (.2)
                                                               -----------  ----------   -----------  -----------

     Income from operations                                            1.7           -            .2          2.9

General corporate items:
   Interest and dividend income from affiliates                         .6          .5           1.2           .9
   Other interest income                                                .8          .8           1.7          1.8
   Securities transactions gains, net                                   .1         -            14.7           .1
   Interest expense                                                    (.1)        (.1)          (.2)         (.1)
                                                               -----------  ----------   -----------  -----------

                                                                       3.1         1.2          17.6          5.6
Equity in earnings of Kronos Worldwide, Inc.                          11.8         4.9          19.6         10.2
                                                               -----------  ----------   -----------  -----------

     Income from continuing operations before
        income taxes and minority interest                            14.9         6.1          37.2         15.8

Provision for income taxes                                             4.2         1.9          11.0          4.4
Minority interest in after-tax earnings                                 .8         1.1           1.5          1.9
                                                               -----------  ----------   -----------  -----------

     Income from continuing operations                                 9.9         3.1          24.7          9.5

Discontinued operations                                                  -         (.2)          (.3)         (.2)
                                                               -----------  ----------   -----------  -----------

     Net income                                                $       9.9  $      2.9   $      24.4  $       9.3
                                                               ===========  ==========   ===========  ===========

   Basic and diluted net income per share                      $       .20  $      .06   $       .50  $       .19
                                                               ===========  ==========   ===========  ===========

Weighted-average shares used in the
  calculation of earnings per share:
   Basic shares                                                       48.6        48.6          48.5         48.6
   Dilutive impact of stock options                                       -          -            .1           -
                                                               ------------ ----------   -----------  -----------
   Diluted shares                                              $      48.6  $     48.6   $      48.6  $      48.6
                                                               ===========  ==========   ===========  ===========

                               NL INDUSTRIES, INC.
                       RECONCILIATION OF SEGMENT PROFIT TO
                             INCOME FROM OPERATIONS
                                   (Unaudited)


                                                                 Three months ended        Six months ended
                                                                      June 30,                 June 30,
                                                              --------------------------------------------------
                                                              --------------------------------------------------
                                                                  2005         2006        2005        2006
                                                              --------------------------------------------------
                                                              --------------------------------------------------
   Segment profit - component products                         $     4.7     $     5.8   $     8.9    $   10.6
   Insurance recoveries                                              1.2            .6         1.2         2.8
   Corporate expense                                                (4.2)         (6.4)      (10.1)      (10.5)
   Other, net                                                          -             -          .2          -
                                                               ---------    ----------   ---------   ---------

       Income from operations                                  $     1.7    $       -    $      .2   $     2.9
                                                               =========    ==========   =========   =========



                               NL INDUSTRIES, INC.
                          CHANGE IN KRONOS' TiO2 SALES
                                   (Unaudited)


                                                                  Three months ended            Six months ended
                                                                       June 30,                     June 30,
                                                                     2006 vs. 2005                2006 vs. 2005
                                                                   ----------------            ----------------
Percentage change in sales:
    TiO2 product pricing                                                     -1%                          1%
    TiO2 sales volume                                                        14%                         11%
    TiO2 product mix                                                         -1%                         -1%
    Changes in foreign currency exchange rates                               -1%                         -3%
                                                                           -----                       -----

          Total                                                              11%                          8%
                                                                           =====                       =====